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                                                                     EXHIBIT 5.1
                                 MARK  GASARCH
                                ATTORNEY AT LAW
                                    --------
                          1285 AVENUE OF THE AMERICAS
                                   3RD FLOOR
                            NEW YORK, NEW YORK 10019
                                    --------
                               TEL:(212) 956-9595
                               TEL:(212) 956-7216

December 11, 1996

Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631-4355
Gentlemen:

I have reviewed a Post Effective Amendment #1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 465,000 shares of common stock, no par value (the "Shares") of Compost America Holding Company, Inc. (the "Company") to be issued pursuant to the Company's Employee and Consultant Stock and Stock Option Plan described in the Registration Statement (the "Agreement").

I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and that the Shares, when issued in accordance with the terms of the Agreement, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,
                                          Mark Gasarch